Restated Employment Agreement
                                    Between
                                Stanley B. Tulin
                                      and
                              AXA Financial, Inc.
                                      and
           The Equitable Life Assurance Society of the United States

This RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 5th day of July 2001 (the "Effective Date"), between AXA Financial, Inc. ("AXA Financial") and The Equitable Life Assurance Society of the United States (the "Equitable"), on the one hand (collectively, the "Company"), and Stanley B. Tulin, on the other (the "Executive").

WHEREAS, the Executive is currently employed as Vice Chairman of the Board and Chief Financial Officer of the Company;

WHEREAS, the Company desires to continue to employ the Executive in such capacity, and the Executive is willing to continue to be employed in such capacity, on the terms and conditions set forth in this Agreement;

WHEREAS, the Company considers the services of the Executive to be unique and essential to the success of the Company's business;

WHEREAS, AXA Financial and the Executive have entered into a Continuity Agreement dated as of September 29, 2000 (the "Continuity Agreement") that, among other things, sets forth certain severance compensation which AXA Financial agreed under certain circumstances to pay the Executive; and

WHEREAS, in return for the compensation and benefits to be provided to the Executive under this Agreement, the Executive is willing to relinquish any and all rights the Executive may now or hereafter have against AXA Financial or any of its affiliates under the Continuity Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and the Executive as follows:

1. Employment.  During the Employment Term (as defined below):

(a) The Executive agrees to serve as the Vice Chairman of the Board and Chief Financial Officer of AXA Financial reporting directly to the President and Chief Executive Officer of AXA Financial.

(b) The Executive shall also serve as the Vice Chairman of the Board and Chief Financial Officer of the Equitable reporting directly to the Chairman of the Board and Chief Executive Officer of the Equitable.

(c) The Executive shall also serve as a Director on the Board of Directors of the Equitable, and as a member of the AXA Group Executive Committee or a comparable successor committee.

(d) The Executive shall also serve as a Director on the Board of Directors of Alliance Capital Management Corporation provided that the Company continues to control a majority of the common stock of the general partner of Alliance Capital Management L.P.

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2. Employment Term.  The term of the Executive's employment under this Agreement shall commence on July 5, 2001 (the "Employment Date") and shall continue thereafter through July 4, 2006 (the "Employment Term").

3. Duties. During the Employment Term, and except for illness or incapacity and reasonable vacation periods consistent with Company policies for other senior officers, the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its parent and subsidiaries, shall not be engaged in any other business activity, and shall perform and discharge well and faithfully the duties of the offices of the Company held by him, and such other duties and positions as may be assigned to him from time to time by the AXA Financial and the Equitable Boards of Directors or by Chief Executive Officers of AXA Financial and the Equitable not inconsistent with the positions specified in Section 1 of this Agreement; provided, however, that nothing in this Agreement shall preclude the Executive from devoting time during reasonable periods required for:

(i) serving, in accordance with and after obtaining the approvals required by Company policies and the approval of the Chief Executive Officer of the AXA Group, as a director of any company or organization involving no actual or potential conflict of interest with the Company or any of its affiliates;

(ii) delivering lectures and fulfilling speaking engagements; and

(iii) engaging in charitable, community and other personal activities in accordance with Company policies;

provided, however, that such activities do not materially affect or interfere with the performance of the Executive's duties and obligations to the Company or any of its affiliates.

4. Place of Performance. The principal place of employment of the Executive shall be in New York City, New York, USA, but the Executive understands that his duties under this Agreement will entail significant domestic and international travel.

5. Compensation. The Executive shall be compensated for services rendered during the Employment Term as follows:

(a) Base Salary. The Executive shall be compensated at an annual base salary of no less than Seven Hundred Fifty Thousand ($750,000) Dollars (the base salary, at the rate in effect from time to time, is hereinafter referred to as the "Base Salary"). The Company's Organization and Compensation Committee (the "O&C Committee") shall no less than annually review and may, if appropriate, in its sole discretion, increase this annual Base Salary during the Employment Term. The first such review shall be in February 2002, and the effective date of any increase shall be consistent with the practice of the Company for other senior officers.

(b) Annual Bonus. In addition to the Base Salary provided for in Section 5(a) above, the Company may provide annual bonus awards to the Executive under a short term incentive compensation plan for senior officers (the "Short Term

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Plan") in accordance with the terms of the Short Term Plan and any performance measures established thereunder. During the Employment Term, the Executive's annual target incentive opportunity under the Short Term Plan will be no less than 400 percent of his Base Salary. An annual bonus of Three Million ($3,000,000) Dollars under the Short Term Plan shall be guaranteed for the year 2001 (provided that the Executive remains continuously employed by the Company through February 2002), but annual bonus awards shall not be guaranteed for any subsequent years.

(c) Target Long-Term Incentive. The Executive will participate in the AXA Financial, Inc. 1997 Stock Incentive Plan or any successor plan (the "Stock Plan"). The annual target present value of grants to the Executive under the Stock Plan will be no less than the value of options to acquire 501,253 AXA Group ADRs with an exercise price equal to the closing price for an AXA Group ADR as reported on the composite transaction tape of the New York Stock
Exchange (as reported in the Wall Street Journal or, if not reported thereby, any other authoritative source chosen by the Stock Option Committee) (the "Fair Market Value") on the Employment Date, as adjusted for the Fair Market Value on the date of the grant. Except as provided in this Section 5(c), the actual grant of options to purchase AXA Group ADRs or of other stock compensation under the Stock Plan, and the terms of such options or other compensation, will be at the sole discretion of the Stock Option Committee of the AXA Financial Board of Directors or a successor committee (the "Stock Option Committee"), subject to the provisions of the Stock Plan and consistent with the treatment of options granted to other senior officers. The valuation of options granted under the Stock Plan will be based on the Black-Scholes valuation model as applied in the sole discretion of the Stock Option Committee and consistent with the treatment of options granted to other senior officers.

6. Initial Grants.

(a) In connection with the execution of this Agreement, the Company will grant, effective on the Employment Date, to the Executive in accordance with the terms of the Stock Plan 417,711 options to purchase AXA Group ADRs which shall be immediately vested. All such options shall have an exercise price equal to the Fair Market Value on the Employment Date and a term of ten (10) years from the Employment Date; and if, prior to the expiration date of the term of any such unexercised options, the Executive's employment is terminated, all such options may be exercised at any time prior to the earlier of the expiration date of the term of the options or the fifth anniversary of the date of such termination of employment.

(b) No later than five business days after the Employment Date the Company will pay the Executive Eight Million ($8,000,000) Dollars.

7. Employee Benefits.

(a) General Provisions. Except as expressly provided in this Agreement, the Executive shall continue the eligibility he has had to participate in all employee benefit, welfare, pension and deferred compensation plans offered by the Company (collectively referred to as the "Benefit Plans") on a basis which is no less favorable to the Executive than that made available to other senior officers of the Company.

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(b) Vacation and Sick Leave.  The Executive shall be entitled to vacation and sick leave in accordance with the vacation and sick leave policies adopted by the Company from time to time for senior officers.

(c) Business Travel and Expenses. The Executive shall be reimbursed by the Company for reasonable business expenses, as approved by the Company, which are incurred and accounted for in accordance with the Company's normal practices and procedures for reimbursement of expenses.

(d) Executive Car and Driver. In order to ensure the accessibility and safety of the Executive during the Employment Term, the Company will provide the Executive with a car and driver for business and personal purposes.

(e) Air Travel. The Executive may travel for business purposes by means of private aircraft at the Company's expense with such aircraft to be provided by the Company by any commercially reasonable method as long as such methods are available to the Company and subject to reasonable limitations which may be imposed from time to time by the Chief Executive Officer of the Company.

(f) The Company will provide to the Executive the same benefits as the Company provides to other senior officers with respect to:
    (i) Parking
   (ii) Executive Health Examination
  (iii) Life insurance under the Executive Survivor Benefits Plans of the Equitable.

8. Termination of Employment. For purposes of determining entitlements pursuant to this Agreement the following definitions shall apply:

(a) Termination by the Company for Cause. Termination for cause shall mean termination because of (i) the willful failure by the Executive to perform substantially his duties as an employee of the Company or any of its affiliates after reasonable notice to the Executive of such failure; (ii) the Executive's willful misconduct that is materially injurious to the Company or any of its affiliates; (iii) the Executive's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony (other than a felony involving "limited vicarious liability" as defined in this Section 8(a)); or
(iv) the willful breach by the Executive of any written covenant or agreement with the Company or any of its affiliates not to disclose any information pertaining to the Company or any of its affiliates or not to compete or interfere with the Company or any of its affiliates. For purposes of this
Section 8(a), "limited vicarious liability" shall mean any liability which is
(i) based on acts of the Company for which the Executive is responsible solely as a result of his office(s) with the Company and (ii) provided that (x) he was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he did not have a reasonable basis to believe that a law was being violated by such acts. No act or failure to act will be considered "willful" for purposes of this Section 8(a) unless it is done, or omitted to be done, by the Executive in bad faith and without reasonable belief that this action or omission was in the best interests of the Company.

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(b) Termination by the Company for Excessive Absenteeism.  Termination by the
Company for excessive absenteeism shall mean termination because the Executive shall have been absent from his duties with the Company on a full-time basis for one hundred twenty (120) days within any six month period.

(c) Death. If the Executive's employment terminates by reason of death, the date of his death shall be the date of termination for purposes of this Agreement.

(d) Termination by the Executive for Good Reason. Termination for good reason shall mean:

(i) termination of employment by the Executive after having delivered to the Company a notice of termination within thirty (30) days after the occurrence of one or more of the following circumstances, without the Executive's express written consent, which are not remedied by the Company within thirty (30) days of its receipt of the Executive's notice of termination:

(A) an assignment to the Executive of any duties materially inconsistent with his position, duties, responsibilities, and status with the Company, or any material limitation of the powers of the Executive not consistent with the powers of the Executive contemplated by Sections 1 and 3 hereof;

(B) any removal of the Executive from the positions specified in Section 1 of this Agreement;

(C) a diminution of the Executive's titles as specified in Section 1 of this Agreement;

(D) the Company's requiring the Executive to be based at any office or location more than 75 miles commuting distance from the location referred to in Section 4 of this Agreement;

(E) a reduction in the Executive's Base Salary or annual bonus target incentive opportunity as in effect from time to time;

(F) any failure by the Company to comply with any of the provisions of Sections 5 or 6 of this Agreement;

(G) a failure of the Company to secure a written assumption by any successor company as provided for in Section 12(g) hereof;

(H) the Company's requiring the Executive to report to an employee of the Company other than the Chief Executive Officer of the Company as specified in
Section 1 of this Agreement;

(I) the Company employing one or more persons to serve in the capacity of President and/or Chief Operating Officer who is other than the Chief Executive Officer of the Company; or

(J) the termination of the employment of Christopher M. Condron under the Employment Agreement (the "Employment Agreement") dated as of May 11, 2001 between Christopher M. Condron, AXA Financial and Equitable, by the Company other than for reasons defined in Sections 9(a), 9(b), 9(c) or 9(e) of the Employment Agreement or by Christopher M. Condron for reasons defined in Section 9(d) of the Employment Agreement; and

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(ii) termination of employment by the Executive in the event of a "change in control" (as hereinafter defined) of the Company upon 30 days' written notice, with the effective date of such termination to occur during the 30-day period immediately following the first anniversary of the date of such "change in control." For purposes of this Section 8(d)(ii), "change of control" shall mean any of the following events:

(A) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose, (i) AXA (a French corporation (societe anonyme)), any affiliate of AXA, the Company or any subsidiary of the Company, or (ii) any employee benefit plan of AXA, any affiliate of AXA, the Company or any subsidiary of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by AXA, any affiliate of AXA, the Company or any subsidiary of the Company;

(B) AXA and its affiliates cease to control the election of a majority of the Board of Directors of the Company; or

(C) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, AXA and its affiliates own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries);

provided that in no event shall the Executive be entitled to terminate his employment for good reason under this Section 8(d) based on a change in the Executive's position as a Director on the Board of Directors of Alliance Capital Management Corporation if such change occurs after the Company ceases to control a majority of the common stock of the general partner of Alliance Capital Management L.P.

9. Compensation upon Termination.

(a) Absence From Work. If the Executive's employment hereunder is terminated by the Company for excessive absenteeism as defined in Section 8(b), then the Company shall pay the Executive, as soon as practicable after the date of termination (i) any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination and (ii) any earned and unpaid bonus relating to service performed by the Executive prior to termination for excessive absenteeism.

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(b) Termination for Cause or by the Executive other than for Good Reason. If the
Executive's employment hereunder is terminated by the Company for Cause as defined in Section 8(a) or by the Executive (other than for Good Reason as defined in Section 8(d)), then (i) the Company shall pay the Executive, as soon as practicable after the date of termination, any Base Salary and any reimbursable expenses accrued or owing the Executive hereunder as of the date of termination; (ii) the Executive shall immediately forfeit any unvested stock options; and (iii) the Executive shall not be entitled to any other benefits under any Company plan or policy except as required by statute or the express provisions of this Agreement.

(c) Severance Benefits. In the event the Executive's employment hereunder is terminated:

(i) by the Company other than for reasons defined in Section 8(a), 8(b), or 8(c), the Executive shall be entitled to continuation of Base Salary and participation in the Benefit Plans for two years (subject to the provisions of Section 9(d) of this Agreement) from the date of termination and the payment of an amount equal to an annual bonus at target for the year in which the termination occurred, prorated to the date of termination, and additional payments equal to two annual bonuses at target for the year in which termination occurred (payable at such times as the Company in the ordinary course would pay annual bonuses for the year in which the termination occurred and for each of the two years succeeding the year in which the termination occurred), provided, however, that in the event the Executive provides services as described in
Section 10(a) of this Agreement prior to the end of the second calendar year following the year in which any such termination occurs, the Executive's entitlement to continuation of Base Salary and participation in the Benefit Plans (except as otherwise expressly provided in this Agreement) shall cease on the date the provision of such services commences, and the amount of the additional payments to be made to the Executive shall be reduced and shall be determined by (a) multiplying (x) the amount of the additional payments by (y) a fraction whose numerator is the number of days elapsed from the date of the Executive's termination of employment to the date the provision of such services commences and whose denominator is the number of days from the date of the Executive's termination of employment to the end of the second calendar year following the year in which such termination, occurs, and (b) then subtracting any amount of such additional payments previously paid to the Executive; or

(ii) by the Executive for reasons defined in Section 8(d), the Executive shall be entitled to continuation of Base Salary and participation in the Benefit Plans for one year (subject to the provisions of Section 9(d) of this Agreement) from the date of termination and the payment of an amount equal to an annual bonus at target for the year in which the termination occurred, prorated to the date of termination, and an additional payment equal to one annual bonus at target for the year in which termination occurred (payable at such times as the Company in the ordinary course would pay annual bonuses for the year in which the termination occurred and for the year succeeding the year in which the termination occurred), provided, however, that in the event the Executive provides services as described in Section 10(a) of this Agreement prior to the end of the calendar year following the year in which any such termination occurs, the Executive's entitlement to continuation of Base Salary and participation in the Benefit Plans (except as otherwise expressly provided in

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this Agreement) shall cease on the date the provision of such services commences, and the amount of the additional payment to be made to the Executive shall be reduced and shall be determined by (a) multiplying (x) the amount of the additional payment by (y) a fraction whose numerator is the number of days elapsed from the date of the Executive's termination of employment to the date the provision of such services commences and whose denominator is the number of days from the date of the Executive's termination of employment to the end of the calendar year following the year in which such termination, occurs;

provided further that the Executive shall not be entitled to the severance benefits described in the foregoing Sections 9(c)(i) and 9(c)(ii) unless the Executive executes a release substantially in the form of Exhibit A to this Agreement; and provided also that the severance benefits provided for herein shall be in lieu of any other severance benefits under any Company plan or policy.

(d) Additional Benefits. In the event the Executive's employment hereunder is terminated other than by the Company for reasons defined in Section 8(a) or 8(c):

(i) such termination of the Executive's employment shall be deemed to be a "retirement" for purposes of the Executive Survivor Benefits Plans and the Equitable Variable Deferred Compensation Plan for Executives or any respective successor plans thereto; and

(ii) the Executive shall be entitled to continued medical, dental, vision, and life insurance coverage (excluding accident, death, and disability insurance) for the Executive and the Executive's eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect prior to such termination of the Executive's employment for a period ending on the earlier of
(A) the third anniversary of the date of such termination of the Executive's employment and (B) the commencement of comparable coverage by the Executive with a subsequent employer.

10. Non-solicitation and Non-competition.

(a) During his employment with the Company and for a period of one year from the date of the Executive's termination of employment hereunder for any reason, the Executive will not provide services, in any capacity, whether as an employee, consultant, independent contractor, owner, partner, shareholder, director, or otherwise, to any person or entity that provides products or services that compete with any present or planned business of the Company and any of its affiliates, including but not limited to any other life insurance or financial services company, provided that nothing herein shall prevent the Executive from, after the termination of his employment, being a passive owner of not more than 5% of the outstanding stock of any class of securities of a corporation that is publicly traded and that may acquire any corporation or business that competes with the Company or any of its affiliates.

(b) For a period of one year following the termination of the Executive's employment for any reason, or, if longer, during the period of his continuation of Base Salary pursuant to Section 9(c) of this Agreement (the "Continuation

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Period"), the Executive will not directly or indirectly solicit the business of any customer or prospective customer of the Company or any of its affiliates for any purpose other than to obtain, maintain and/or service the customer's business for the Company or any of its affiliates.

(c) For a period of one year following the termination of the Executive's employment for any reason, or, if longer, during the Continuation Period, the Executive agrees not to, directly or indirectly, recruit, solicit or hire any employees of the Company or any of its affiliates to work for the Executive or any other person or entity.

(d) Exclusive Property. The Executive confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company or any of its affiliates shall be and remain the property of the Company. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the consent of the Company's Boards of Directors retain copies of, any written materials not previously made available to the public or any records and documents made by the Executive in his possession concerning the business or affairs of the Company or any of its affiliates.

(e) Remedies. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 10 may result in material irreparable injury to the Company or its affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 10 or such other relief as may be required to specifically enforce any of the covenants in this Section 10.

11. Confidentiality. During and after the Employment Term, and except as otherwise required by law, the Executive shall not disclose or make accessible to any business, person or entity, or make use of (other than in the course of the business of the Company) any trade secrets, proprietary knowledge or confidential information which the Executive shall have obtained during his employment by the Company and which shall not be generally known to or recognized by the general public. All information regarding or relating to any aspect of the business of the Company or any of its affiliates, including but not limited to that relating to existing or contemplated business plans, activities or procedures, current or prospective clients, current or prospective contracts or other business arrangements, current or prospective products, facilities and methods, manuals, intellectual property, price lists, financial information (including the revenues, costs, or profits associated with any of the products or services of the Company or any of its affiliates), or any other information acquired because of the Executive's employment by the Company, shall be conclusively presumed to be confidential; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive). The Executive's obligations under this Section 11 shall be in addition to any other confidentiality or nondisclosure obligations of the Executive to the Company at law or under any other Company policy or agreements.


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12. Other Matters.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive relating to the subject matter hereof and supersedes any prior agreement or understandings and, except to the extent expressly provided herein or as required by law, any provisions of any plan, program, policy or other document of the Company pertaining to the subject matter hereof.

(b) Assignment. Except as set forth below, this Agreement and the rights and obligations contained herein shall not be assignable or otherwise transferable by either party to this Agreement without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, any amounts owing to the Executive upon his death shall inure to the benefit of his heirs, legatees, personal representatives, executor or administrator.

(c) Notices. Any and all notices provided for under this Agreement shall be in writing and hand delivered or sent by first class registered or certified mail, postage prepaid, return receipt requested, addressed to the Executive at his residence or to the Company, attention General Counsel, at its usual place of business, and all such notices shall be deemed effective at the time of delivery or at the time delivery is refused by the addressee upon presentation.

(d) Amendment/Waiver. No provision of this Agreement may be amended, waived, modified, extended or discharged unless such amendment, waiver, extension or discharge is agreed to in writing signed by both the Company and the Executive.

(e) Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted, and enforced in accordance with the laws of the State of New York (applicable to contracts to be performed wholly within such State).

(f) Severability. The Executive hereby expressly agrees that all of the covenants in this Agreement are reasonable and necessary in order to protect the Company and its business. If any provision or any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective only to the extent of such invalidity or unenforceability and shall not affect in any way the validity or enforceability of the remaining provisions of this Agreement, or the remaining parts of such provision.

(g) Successor in Interests. In the event the Company merges or consolidates with or into any other corporation or corporations, or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which the assets are sold or transferred and, prior to the consummation of any such event, the Company shall obtain the express written assumption of this Agreement by the other corporation (other than in the case of a merger after which the Company is the surviving entity). All references herein to the Company refer with equal force and effect to any corporate or other successor of the corporation that acquires directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Company.

13. Applicable Taxes. There shall be deducted from any compensation payments made under this Agreement any federal, state, and local taxes or other amounts

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required to be withheld by any entity having jurisdiction over the matter. With respect to the benefits described in Sections 7(d) and (e) of this Agreement, the Company will provide the Executive with full tax gross-up due to any imputed income therefrom, but the Executive shall be personally responsible for payment of taxes on any other imputed income resulting from any other benefits afforded under this Agreement.

14. Termination of Continuity Agreement. The Company and the Executive hereby terminate and annul, as of the Effective Date, without any additional or continuing liability of either party to the other except as otherwise set forth in this Agreement, any and all respective rights and obligations of the Company and the Executive under the Continuity Agreement.

15. Indemnification and Insurance. During the Employment Term the Executive will be entitled to the protections afforded by the indemnification provisions of the Company's charter and by-laws and by the directors and officers liability insurance policies purchased form time to time and maintained by the Company to the same extent as other directors and senior officers of the Company.

16. Certain Payments. In the event that the aggregate of all payments or benefits made or provided to, or that may be made or provided to, the Executive under this Agreement and under all other plans, programs and arrangements of the Company (the "Aggregate Payment") is determined to constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a parachute payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 16 shall be made by an independent auditor (the "Auditor") jointly selected by the Company and the Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two (2) years preceding the date of its selection, acted in any way on behalf of the Company or any affiliate thereof. If the Executive and the Company cannot agree on the firm to serve as the Auditor, then the Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. Notwithstanding the foregoing, in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial payment to the Executive under this Section 16 has been made, the Company shall pay to the Executive an additional amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time and in the amount determined by the Auditor so as to make the Executive whole, on an after-tax basis, with respect to such Excise Tax (and any interest and penalties thereon) and such additional amount paid by the Company. In the event the amount of the Executive's Excise Tax liability is subsequently determined to be less than the Excise Tax liability with respect to which any payment to the Executive has been made under this Section 16, the Executive shall, as soon as practical after the determination is made, pay to the Company the amount of the overpayment by the Company, reduced by the amount of any relevant taxes

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already paid by the Executive and not refundable, all as determined by the
Auditor. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax, and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive. Notwithstanding the foregoing, no payment under this
Section 16 shall be made with respect to the payment made by the Company to the Executive pursuant to Section 6(b) of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its own behalf by its duly authorized officers, and the Executive has executed this Agreement on his own behalf intending to be legally bound, as of the Effective Date.

AXA FINANCIAL, INC.

By: /s/ Christopher M. Condron
    President and Chief Executive Officer

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By: /s/ Christopher M. Condron
    Chairman and Chief Executive Officer

EXECUTIVE:

 /s/Stanley B. Tulin
 Stanley B. Tulin

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                                                                       EXHIBIT A


                         General Release and Agreement




This GENERAL RELEASE AND AGREEMENT (hereinafter "Release") is made and entered into by Stanley B. Tulin

1. Pursuant to Section 9(c) of the Employment Agreement (the "Agreement") dated as of July 5, 2001 between me and AXA Financial, Inc. and The Equitable Life Assurance Society of the United States (collectively, the "Company"), on behalf of my heirs, executors, administrators, personal and legal representatives and assigns, I hereby waive, release and discharge the Company, its parent, subsidiaries end affiliates, and its and their current and former officers, directors, agents, employees, successors and assigns (hereinafter "Releasees"), from all claims, actions and causes of action, whether known or unknown, which I have or claim to have against any Releasee from the beginning of the world to the date of this Release (hereinafter "Claims").

2. This Release covers, but is not limited to, all Claims of discrimination based upon age, race, religion, color, sex, national origin, disability, handicap, veteran status, marital status, sexual orientation or any other protected category arising on or before the date of execution of this Release under any equal employment opportunity law, ordinance, regulation, or order, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Executive Orders 11246 and 11141, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, the New York Executive Law, and any other federal, state, or local constitutional or statutory provision, order, or regulation. Claims does not include any rights I may have (a) under the
(i) The Equitable Retirement Plan for Employees, Managers and Agents; (ii) The Equitable Excess Retirement Plan; (iii) The Equitable Investment Plan for Employees, Managers and Agents; (iv) The Equitable Deferred Compensation Plan, Plan B; (v) the Variable Deferred Compensation Plan for Executives; (vi) The Equitable Executive Survivor Income Benefit Plan; (vii) The Equitable welfare benefit plans for employees, managers and agents including Equitable's health, life Insurance, health care spending account, dependent care spending account, short-term disability and long-term disability plans; (viii) the AXA Stock Option Plan or (ix) the AXA Financial, Inc. 1997 Stock Incentive Plan; or (b) for payment of the severance benefits pursuant to Sections 9(c) and 9(d) of the Agreement.

3. This Release also covers all Claims arising in tort or in contract relating to my employment or the termination of my employment with the Company, including but not limited to, those for fraud, libel, slander, promissory or equitable estoppel, misrepresentation, wrongful discharge, contract violation, breach of covenant of good faith and fair dealing, and negligent or intentional infliction of emotional distress arising under the laws of New York or any other state or jurisdiction. I intend that this Release will discharge the Releases to the maximum extent permitted by law. This Release is intended to release all Claims, whether known or unknown, by me from the beginning of the world until the date of this Release.

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4. To the maximum extent permitted by law, I agree not to file (i) a lawsuit or to commence an arbitration making any Claims against the Releasees or any Releasee with any federal, state, local or foreign court or self-regulatory authority relating to my employment with the Company or the termination of my employment, or (ii) a charge or a complaint making any Claims against the Releasees or any Releasee with any federal, state or local administrative agency. Unless I am specifically requested to do so by the Company, or compelled by legal process issued by a competent court, agency or arbitration tribunal, I also agree not to participate in any administrative proceeding, litigation or arbitration filed by any current or former employee or agent of the Releasees against the Releasees or any Releasee with any federal, state or local administrative agency or court or a self-regulatory authority relating to their employment or association with the Company or the termination of their employment or association with the Company or to contact any current or former employee(s) or agent(s) of the Company for the purpose of assisting them in any such administrative proceeding, litigation or arbitration against the Releasees or any Releasee. I additionally waive any rights to obtain damages with respect to any administrative proceeding, litigation or arbitration contemplated by this paragraph.

5. I warrant that I have made no assignment, and will make no assignment, of any claim, right of action, or any rights of any kind whatsoever, embodied in any of the Claims covered in this Release, and that no person or entity of any kind has or had any interest in any of the Claims covered in this Release

6. I agree to cooperate fully with the Releasees or any Releasee, and, if so requested, to assist the Releasees or any Releasee in its defense of any claim, litigation or complaint against them, of which I have knowledge, by any of its current or former agents, employees, managers or clients, or contractors, or any of their employees.

7. I agree to keep the terms of this Release completely confidential, provided that disclosure to my financial advisor, attorney or immediately family, or in response to valid legal process or as otherwise required by law, will not violate this covenant.

8. I agree that if any part of this Release is found to be void or unenforceable by a court or an arbitrator of competent jurisdiction, the remainder of this Release will remain valid and enforceable.

9. This Release will be governed by the laws of the State of New York and will be binding upon me and my heirs, administrators, representatives, executors, successors and assigns and will inure to the benefit of the Releasees and their heirs, administrators, representatives, executors, successors and assigns.

10. I have read this Release and understand that I am relinquishing all Claims, including those for employment discrimination, which I might have against the Releasees.

11. I also release the Company from any Claims for attorney's fees. I acknowledge that I will be responsible for all of my attorney's fees and costs with respect to the subject matter of this Release.


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 Executed at _______________________________________ this __________ day of _________________________, 200_.

       ____________________________







_______________________
 Notary Public